UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 25, 2012

HOST HOTELS & RESORTS, INC.

HOST HOTELS & RESORTS, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Host Hotels & Resorts, Inc.) Delaware (Host Hotels & Resorts, L.P.)	001-14625 0-25087	53-0085950 52-2095412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (240) 744-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

See discussion of the amendment to the existing bank credit facility set forth below in Item 2.03, which is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Host Hotels & Resorts, Inc. (“Host Inc.”) and Host Hotels & Resorts, L.P. (“Host LP”), for whom Host Inc. acts as sole general partner, are reporting that on July 25, 2012 Host L.P. entered into an amendment (the “Amendment”) to its existing bank credit facility dated as of November 22, 2011 with Bank of America, N.A., as Administrative Agent, relating to a $1,000,000,000 revolving loan facility (the “Existing Credit Facility”) for the purpose of adding a new term loan facility in an aggregate principal amount of $500,000,000 (the “Term Loan”). Proceeds of the Term Loan will be used for debt repayment. The Term Loan was established through an exercise of the option under the Existing Credit Facility to increase the amount of the facility by up to $500,000,000. The Amendment also amended the Existing Credit Facility to retain the ability to exercise this option in the future for up to an additional $500,000,000 of commitments, subject to obtaining additional loan commitments and the satisfaction of the other conditions specified in the Existing Credit Facility.

The Term Loan will mature in July 2017. The maturity date of the revolving loan commitments under the Existing Credit Facility remains unchanged, with an initial scheduled maturity date in November 2015 and an option to extend such maturity for an additional year if certain conditions are met. The Term Loan does not require any scheduled amortization payments prior to maturity. Host LP will pay interest on the Term Loan at floating interest rates plus a margin ranging from (i) 165 to 265 basis points (depending on Host LP’s consolidated leverage ratio) or (ii) following the date on which Host LP’s long-term unsecured debt rating is investment grade and Host LP elects ratings-based pricing, 115 to 200 basis points (depending on Host LP’s unsecured long-term debt rating). The Term Loan is otherwise subject to the same terms and conditions as those in the Existing Credit Facility regarding subsidiary guarantees and pledges of security interests in subsidiaries, operational covenants, financial covenants and events of default.

Existing Relationships with the Lenders

Host LP has ongoing relationships with most of the Term Loan lenders and the lenders that are parties to the Existing Credit Facility for which they have received customary fees and expenses. Certain of the lenders provide commercial banking services, including participations in mortgage loans and the provision of cash management services. Host LP has also entered into interest rate swap agreements and other hedging arrangements with certain lenders. Affiliates of certain of the lenders have also acted as underwriters for issuances of Host LP’s senior notes, as well as sales agents for issuances of equity securities of Host Inc. The Bank of New York also acts as trustee for our senior notes.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment Agreement to Credit Agreement, dated as of July 25, 2012, among Host Hotels & Resorts, L.P., certain Canadian subsidiaries of Host Hotels & Resorts, L.P., Bank of America, N.A., as administrative agent, and various other agents and lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, INC.

By:	/s/ BRIAN G. MACNAMARA

Brian G. Macnamara

Senior Vice President, Corporate Controller

Date: July 25, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, L.P.

By: HOST HOTELS & RESORTS, INC., its general partner

By:	/s/ BRIAN G. MACNAMARA

Brian G. Macnamara

Senior Vice President, Corporate Controller

Date: July 25, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment Agreement to Credit Agreement, dated as of July 25, 2012, among Host Hotels & Resorts, L.P., certain Canadian subsidiaries of Host Hotels & Resorts, L.P., Bank of America, N.A., as administrative agent, and various other agents and lenders.